Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-230904, and 333-227639) of our report dated June 24, 2021, which includes an explanatory paragraph regarding digital asset activities, with respect to our audits of the consolidated financial statements of TTM Digital Assets & Technologies, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period then ended, included in this Amendment No.1 to Current Report on Form 8-K.

/s/ Friedman LLP

New York, New York
June 24, 2021